UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2003

Goody’s Family Clothing, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	0-19526	62-0793974

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 Goody’s Lane, Knoxville, Tennessee	37922

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (865) 966-2000

(Former name or former address, if changed since last report.)

Item 5.  Other Events.

On June 19, 2003, Goody’s Family Clothing, Inc. (the “Company”) issued a press release attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The Company also announced at its annual meeting of shareholders held on June 18, 2003 that it currently plans to open up to 20 new stores in fiscal 2004. In addition, the Company announced that it is currently exploring real estate opportunities for new stores in the states of Pennsylvania and Kansas, and may consider opportunities in the states of Maryland and Delaware. The Company’s ability to achieve these objectives is subject to a number of factors which are based upon current expectations, business plans and estimates and involve material risks and uncertainties including, but not limited to: (i) the ability to enter into leases for new store locations; (ii) the timing, magnitude and costs of opening new stores; (iii) individual store performance, including new stores; (iv) growth of its store base; (v) continuation of recent favorable comparable store sales trends; (vi) competition, including the impact of competitors’ pricing and store expansion; (vii) customer demand and trends in the apparel and retail industry and the acceptance of merchandise acquired for sale by the Company; (viii) compliance with loan covenants and the availability of sufficient eligible collateral to enable borrowing; (ix) the ability to achieve business plan targets; (x) weather conditions; (xi) unanticipated needs for additional capital expenditures; (xii) the general economic conditions within the Company’s markets and an improvement in the overall environment; and (xiii) global political unrest, including terrorism and war. Readers are cautioned that any such forward-looking statement is not a guarantee of future performance and involves risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Additional information on risk factors that could potentially affect the Company’s financial results may be found in the Company’s public filings with the Securities and Exchange Commission. Certain of such filings may be accessed through the Company’s web site, http://www.goodysonline.com/investor.asp, then select “SEC Filings.”

Item. 7.  Financial Information and Exhibits.

(c)        Exhibits

99.1      Press release issued by the Company on June 19, 2003.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOODY’S FAMILY CLOTHING, INC. (Registrant)

Date: June 19, 2003	By:	/s/ Robert M. Goodfriend

	Name: Title:	Robert M. Goodfriend Chairman of the Board and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.

99.1     Press release issued by the Company on June 19, 2003.